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                                                                   EXHIBIT 10.18


                                   AGREEMENT


     This Agreement dated July 2, 1998, but effective as of November 1, 1997, is between Work International Corporation, a Texas corporation (the "Company"), and Bollard Group, l.l.c., a Texas limited liability company ("Bollard").

                                  WITNESSETH:

     Whereas, the Company proposes to acquire a number of personnel companies (the "Founding Companies") simultaneously with, and conditioned upon, the successful completion of an initial underwritten public offering of the Company's common stock (the "IPO");

     Whereas, the Company desires to obtain the assistance of Bollard to provide certain acquisition services needed by the Company to complete the IPO.

     Now, Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledge, the parties hereto agree as follows:


     1. Acquisition Services. Bollard agrees to provide to the Company its services relating to facilitating and completing the IPO.

     2. Compensation. In consideration of the services to be provided by Bollard pursuant to Section 1 of this Agreement, the Company agrees to pay to Bollard, at the closing of the IPO, a fee of $775,000.

     3. Miscellaneous. This Agreement shall be binding upon the Company and Bollard and their respective successors and assigns and may not be amended without the written consent of both the Company and Bollard. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas. The Company and Bollard hereby further agree that any other Agreement executed by them regarding the services to be provided by Bollard to the
Company, other than a Consulting Agreement dated as of April 1, 1998, a funding agreement dated July 2, 1998 and an engagement letter dated July 2, 1998, is hereby terminated and is of no further force and effect.
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     In witness whereof, the parties have duly executed this Agreement as of the date first written above.

                                    WORK INTERNATIONAL CORPORATION



                                    By:
                                       -----------------------------
                                           Samuel R. Sacco
                                           Chairman of the Board


                                    BOLLARD GROUP, L.L.C.



                                    By:
                                       -----------------------------
                                          Gary D. Schwing, Manager




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